Exhibit 99.1

FOR DISTRIBUTION

February 29, 2012

4:00 p.m. Eastern

Market Leader® Delivers 39% Revenue Growth for 2011

Significant growth and operating leverage expected to continue in 2012

KIRKLAND, Wash. – February 29, 2012 – Market Leader, Inc. (NASDAQ: LEDR) today announced continued growth and significant financial and operational progress for the fourth quarter and year ended December 31, 2011.

Strong Revenue Growth Continues

During 2011, Market Leader increased annual revenue by 39% to $34 million. The company also posted its eighth consecutive quarter of revenue growth by delivering revenue of $9.5 million, an increase of 39% over the $6.8 million for the fourth quarter of last year. Fourth quarter net loss was reduced from $4.3 million a year ago to $4.1 million in 2011, despite incurring a $1.45 million contract termination charge in the fourth quarter of 2011.

Dramatic EBITDA Improvement

Market Leader demonstrated continuous financial and operational progress throughout the year, reducing its fourth quarter Adjusted EBITDA loss to $800,000 from a loss of $3.1 million a year ago. This $2.3 million improvement represented an 85% Adjusted EBITDA contribution rate on incremental revenue.

“2011 was a pivotal year for Market Leader, a year in which we demonstrated both significant revenue growth and operating leverage. At the same time, the success we are seeing with our strategic initiatives has laid the groundwork for significant continued growth and industry leadership in the quarters and years to come,” said CEO Ian Morris.

The strength of Market Leader’s products, combined with its broad access to real estate professionals enabled the company to achieve these positive results in a challenging market environment. Despite a prolonged downturn in housing, real estate professionals still spend $29 billion on marketing and technology services each year, providing Market Leader with a compelling market opportunity.

Unmatched Access to Real Estate Professionals

During 2011, Market Leader increased the number of real estate professionals that utilize its software platform to more than 100,000 from 19,000 at the beginning of the year. Much of this growth was driven by the first quarter launch of the real estate industry’s first ever and award-winning, end-to-end software platform.

Later in the year, Market Leader acquired SharperAgent, the industry’s leading online marketing, print, and design solution. This strategic acquisition further broadened Market Leader’s software-as-a-service (SaaS) platform and added strong customer relationships with some of the industry’s most prominent brokerage companies and their more than 30,000 real estate agents across North America.

In addition, Market Leader completed its acquisition of ActiveRain, the leading social network for real estate professionals. This acquisition provides Market Leader with a vibrant community of more than 200,000 real estate professionals.

These actions drove dramatic user growth and now provide Market Leader with access to nearly a third of all real estate professionals in North America, a number that is believed unmatched by any company in the category.

Unparalleled Software and Technology Leadership

With the completion of its acquisitions of SharperAgent and ActiveRain, Market Leader is integrating the leading online marketing, print, and design solution, as well as the leading social media and blogging platform into its award-winning SaaS platform. The integration of this core functionality establishes Market Leader as the only provider of a single, end-to-end solution addressing all of the marketing and technology needs of real estate companies and their agents. This competitive advantage uniquely positions Market Leader to increase its reach, as many of North America’s leading real estate franchises and brokerage companies seek broad-based technology solutions to help them recruit and retain leading sales professionals.

Aggressive Expansion into Marketing Services

As Market Leader continues to build upon its leadership in technology services, the company will also be aggressively pursuing the billions spent annually by real estate professionals on marketing and advertising. The company already enables thousands of brokerage companies and their agents to acquire new customers through targeted marketing programs and advertising services, and will be building upon this base throughout 2012.

With the acquisition of RealEstate.com during the third quarter, Market Leader can now leverage the powerful name recognition and steady source of organic traffic that this site provides to further extend the marketing solutions it offers to real estate professionals. In the coming months, Market Leader plans to establish RealEstate.com as an engaging destination for future home buyers and sellers, while creating differentiated opportunities for real estate professionals to prominently showcase themselves in the neighborhoods in which they work. This initial launch is expected to be followed by a series of enhancements throughout 2012.

Based on the strong early response by real estate professionals to the initial offering, Market Leader now expects RealEstate.com to emerge as a key source of revenue growth for the company as early as the second half of this year.

Market Leader Now Uniquely Positioned For Industry Leadership

The company believes this series of strategic moves positions it for industry leadership and the opportunity to dramatically grow its revenue and market share. To do this, Market Leader intends to leverage its software platform, as well as its ability to provide customers with a broad range of targeted marketing solutions, and further expand its relationships with 300,000 real estate professionals across North America. Market Leader believes that this combination of assets positions it for industry leadership and success in the months and years to come.

Significant Growth Expected for 2012

Market Leader expects to extend the strong revenue growth it achieved in 2011 into 2012, while demonstrating continued operating leverage. As a result, the company expects to achieve positive Adjusted EBITDA by the end of the first half of 2012 and expects to report positive Adjusted EBITDA for the full year.

Conference Call

The company will host a conference call and live Webcast to discuss fourth quarter and 2011 annual results on Wednesday, February 29, 2012 at 4:30 p.m. Eastern time. To listen to the live conference call, please dial (719) 325-2204. A live Webcast of the call will be available from the Investor Relations section of the company’s Web site at www.investor.marketleader.com. An audio replay of the call will also be available to investors beginning on February 29 at 7:30 p.m. Eastern time and ending on March 5 at 7:30 p.m. Eastern time by dialing (719) 457-0820 and entering the passcode 1959964#.

About Market Leader, Inc.

Market Leader, founded in 1999, provides innovative online technology and marketing solutions for real estate professionals across the United States and Canada. The company serves more than 100,000 real estate agents, brokerages and franchisors, offering complete end-to-end solutions that enable them to grow and manage their businesses. Market Leader’s subscription-based real estate marketing software—including websites, contact management, a marketing center, and lead generation services—helps customers generate a steady stream of prospects, plus provides the systems and training they need to convert those prospects into clients. In addition, the company’s national consumer real estate sites, including www.RealEstate.com, give its customers access to millions of future home buyers and sellers, while providing consumers with free access to the information they seek.

For more information on Market Leader visit www.MarketLeader.com.

Forward-Looking Statements

This release contains forward-looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to continue to grow revenues, to continue to maintain current customer retention levels, to respond to competitive threats and real estate market conditions, to reduce lead generation expenses, to develop new products, to develop new revenue sources from its RealEstate.com assets, to achieve positive Adjusted EBITDA by the end of the first half of 2012 and for the full year, and to expand into new lines of business. Please refer to the company’s most recent Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

Non-GAAP Measure

Adjusted EBITDA is a non-GAAP financial measure provided as a complement to results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA as reported by other companies. Our use of the term “Adjusted EBITDA” refers to a financial measure defined as earnings or loss before net interest, income taxes, depreciation, amortization, net loss attributable to non-controlling interest, loss on asset disposition, contract termination charge and stock-based compensation. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate operating performance. Following is the reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA, for each of the periods presented (in thousands, unaudited):

	Three months ended
	December 31, 2011	September 30, 2011	December 31, 2010
Net loss available to shareholders	$(4,094)	(2,961)	$(4,297)
Adjustments:
Stock-based compensation	412	337	382
Depreciation and amortization of property and equipment	625	655	593
Amortization of intangible assets	890	374	334
Loss on asset disposition	—	174	—
Contract termination charge	1,450	—	—
Interest income, net	(1)	(15)	(35)
Income tax (benefit) expense	(36)	3	3
Net loss attributable to noncontrolling interest	(17)	(91)	(79)

Adjusted EBITDA	$(771)	$(1,524)	$(3,099)

Market Leader, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
Revenues	$9,484	$6,844	$34,025	$24,430
Expenses:
Sales and marketing (1)	6,638	7,588	27,757	23,908
Technology and product development (1)	2,272	1,288	8,209	5,358
General and administrative (1)	1,757	1,449	6,840	5,920
Depreciation and amortization of property and equipment	625	593	2,537	2,522
Amortization of intangible assets	890	334	1,788	1,772
Loss on asset disposition	—	—	174	—
Contract termination charge	1,450	—	1,450	—

Total expenses	13,632	11,252	48,755	39,480

Loss from operations	(4,148)	(4,408)	(14,730)	(15,050)
Equity in loss of unconsolidated subsidiary	—	—	—	(254)
Gain on remeasurement of investment in subsidiary	—	—	—	750
Interest income, net	1	35	60	202

Loss before income tax expense	(4,147)	(4,373)	(14,670)	(14,352)
Income tax (benefit) expense	(36)	3	(27)	10

Net loss before noncontrolling interest	(4,111)	(4,376)	(14,643)	(14,362)
Net loss attributable to noncontrolling interest	(17)	(79)	(398)	(79)

Net loss available to Market Leader	$(4,094)	$(4,297)	$(14,245)	$(14,283)

Net loss per share - basic and diluted	$(0.16)	$(0.17)	$(0.56)	$(0.58)

Number of shares used in per share calculations	25,380	24,823	25,222	24,661

(1) Stock-based compensation is included in the expense line items above in the following amounts:

	2011	2010	2011	2010
Sales and marketing	$209	$158	$680	$529
Technology and product development	40	30	180	193
General and administrative	163	194	639	1,083

	$412	$382	$1,499	$1,805

Market Leader, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$7,958	$16,687
Short-term investments	15,141	28,628
Accounts receivable, net of allowance of $36 and $12, respectively	729	30
Prepaid expenses and other current assets	1,733	1,249

Total current assets	25,561	46,594
Property and equipment, net of accumulated depreciation of $19,187 and $17,047	4,507	3,856
Intangible assets, net of accumulated amortization of $9,987 and $8,199	10,762	2,326
Goodwill	1,861	954

Total assets	$42,691	$53,730

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,120	$1,157
Accrued compensation and benefits	2,599	1,809
Accrued expenses and other current liabilities	2,319	1,175
Deferred rent, current portion	230	214
Deferred revenue	1,056	517

Total current liabilities	7,324	4,872
Deferred rent, less current portion	249	527

Total liabilities	7,573	5,399
Shareholders’ equity:
Preferred stock, par value $0.001 per share, stated at amounts paid in; authorized 30,000,000 shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share, stated at amounts paid in; authorized 120,000,000 shares; issued and outstanding 25,397,448 and 24,873,120 shares at December 31, 2011 and December 31, 2010, respectively	74,073	71,889
Accumulated deficit	(38,955)	(24,710)

Total Market Leader, Inc. shareholders’ equity	35,118	47,179
Noncontrolling interest in subsidiary	—	1,152

Total shareholders’ equity and noncontrolling interest	35,118	48,331

Total liabilities, shareholders’ equity and noncontrolling interest	$42,691	$53,730

Market Leader, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Twelve months ended December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(14,643)	$(14,362)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	2,537	2,522
Amortization of intangible assets	1,788	1,772
Stock-based compensation	1,499	1,805
Gain on remeasurement of investment in subsidiary	—	(750)
Loss on asset disposition	174	—
Equity in loss of unconsolidated subsidiary	—	254
Changes in certain assets and liabilities, net of assets acquired and liabilities assumed Accounts receivable, net of allowance	(563)	26
Prepaid expenses and other current assets	(105)	(318)
Prepaid income taxes	(1)	4,918
Other noncurrent assets	—	43
Accounts payable	(378)	35
Accrued compensation and benefits	720	172
Accrued expenses and other current liabilities	907	413
Deferred rent	(262)	(226)
Deferred revenue	539	101

Net cash used in operating activities	(7,788)	(3,595)

Cash flows from investing activities:
Purchases of short-term investments	(20,329)	(40,107)
Sales & maturities of short-term investments	33,647	37,528
Purchases of property and equipment	(2,857)	(1,933)
Acquisition of RealEstate.com	(8,250)	—
Acquisition of Sharper Agent, net of cash acquired	(1,656)	—
Acquisition of KWKLY	(750)	—
Acquisition of controlling interest in ActiveRain, net of cash acquired	—	(394)

Net cash used in investing activities	(195)	(4,906)

Cash flows from financing activities:
Acquisition of noncontrolling interest in ActiveRain	(446)	—
Value of common stock tendered in satisfaction of employees’ income taxes on vesting of employee restricted stock	(260)	(343)
Principal payment on note payable	(60)	—
Proceeds from exercises of stock options	20	97

Net cash used in financing activities	(746)	(246)

Net decrease in cash and cash equivalents	(8,729)	(8,747)
Cash and cash equivalents at beginning of period	16,687	25,434

Cash and cash equivalents at end of period	$7,958	$16,687

Investor Contact:

Mark Lamb

Director of Investor Relations

Market Leader, Inc.

425.952.5801

markl@marketleader.com

Press Contact:

Matt Heinz

Heinz Marketing for Market Leader, Inc.

877.291.0006

matt@heinzmarketing.com